UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015 (September 5, 2014)

CCA Industries, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 MURRAY HILL PARKWAY, EAST RUTHERFORD, NEW JERSEY	07073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 935-3232

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed by CCA Industries, Inc., a Delaware corporation (the “Company”), on September 11, 2014, the Company issued a warrant to purchase common stock of the Company (“Warrant”) to Capital Preservation Solutions, LLC (“Capital Preservation Solutions”) on September 5, 2014 in connection with the loan and security agreement entered into with Capital Preservation Solutions on the same date.

Following the issuance of the Warrant, it was discovered that the Warrant agreement inadvertently reflected the incorrect number of shares underlying the Warrant, and on January 28, 2015, a corrected Warrant agreement, dated September 5, 2014, with the correct number of underlying shares was executed by the parties. The corrected Warrant agreement provides for the right to purchase 1,892,744 shares of Company Common Stock. The original Warrant agreement provided for the right to purchase Common Stock equal to 24% of the Company’s issued and outstanding Common Stock and Class A Common Stock on the date of exercise. The corrected Warrant reflects no other changes.

Item 9.01 Financial Statements and Exhibits.

10.1 Warrant to Purchase Common Stock, dated as of September 5, 2014, by and between CCA Industries, Inc. and Capital Preservation Solutions, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:              February 5, 2015

CCA Industries, Inc. x

By: /s/  Stephen A. Heit
Stephen A. Heit
Executive Vice President
Chief Financial Officer and Treasurer